An Important Message to Shareholders of The Tocqueville Small Cap Value Fund



       The special meeting of shareholders of The Tocqueville Trust that was originally scheduled for October 22, 2004 has been further adjourned to December 20, 2004 in order to allow an opportunity for more shareholders of The Tocqueville Small Cap Value Fund (the "Small Cap Fund") to vote on an important proposal.

       The proposal relates to an increase in advisory fee breakpoints for the Small Cap Fund. The proposal sets a higher asset level at which a breakpoint would become effective but does not alter the maximum advisory fee rates.

          THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN
                             FAVOR OF THE PROPOSAL.

         Your vote allows you to weigh in on this important proposal. Thank you if you have already registered your vote. If you have not yet voted, we ask that you do so by using one of the easy options listed below.

         1.          Vote by Mail. You may cast your vote by signing, dating and
                     mailing   the  voting   instruction   form  or  proxy  card
                     previously provided.

         2. Vote by Telephone. You may cast your vote by telephone by calling the toll free number listed on the voting instruction form or proxy card and by following the prerecorded information. Please have your proxy information available.

         3. Vote Through the Internet. You may cast your vote using the internet by logging onto the internet address located on the voting instruction form or proxy card and following the instructions on the website. Please have your proxy information available.

       If you have any questions about the proxy materials or have misplaced the proxy materials previously provided and would like another copy, please call D.F. King & Co., Inc., toll free at 1-888-414-5566 or call Tocqueville Trust directly at 1-800-626-9402.





                   YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.


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        An Important Message to Shareholders of The Tocqueville Gold Fund



       The special meeting of shareholders of The Tocqueville Trust that was originally scheduled for October 22, 2004 has been further adjourned to December 20, 2004 in order to allow an opportunity for more shareholders of The Tocqueville Gold Fund (the "Gold Fund") to vote on important proposals.

       The first proposal relates to increasing the Gold Fund's current limit on the amount of total assets that it can invest in gold bullion and other precious metals from 10% to 20%. This proposal will give the Gold Fund's investment adviser more flexibility in managing the Gold Fund's investments, including with respect to the Gold Fund's policy of investing at least 80% of its net assets in gold and gold-related securities.

       The second proposal relates to an increase in advisory fee breakpoints for the Gold Fund. The proposal sets a higher asset level at which a breakpoint would become effective but does not alter the maximum advisory fee rates.

          THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN
                            FAVOR OF THE PROPOSALS.

         Your vote allows you to weigh in on these important proposals. Thank you if you have already registered your vote. If you have not yet voted, we ask that you do so by using one of the easy options listed below.

         1.          Vote by Mail. You may cast your vote by signing, dating and
                     mailing   the  voting   instruction   form  or  proxy  card
                     previously provided.

         2. Vote by Telephone. You may cast your vote by telephone by calling the toll free number listed on the voting instruction form or proxy card and by following the prerecorded information. Please have your proxy information available.

         3. Vote Through the Internet. You may cast your vote using the internet by logging onto the internet address located on the voting instruction form or proxy card and following the instructions on the website. Please have your proxy information available.

       If you have any questions about the proxy materials or have misplaced the proxy materials previously provided and would like another copy, please call D.F. King & Co., Inc., toll free at 1-888-414-5566 or call Tocqueville Trust directly at 1-800-626-9402.





                   YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.